UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2025

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Bicara Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42271 (Commission File Number)	85-2903745 (I.R.S. Employer Identification Number)
116 Huntington Avenue, Suite 703 Boston, MA 02116
(Address of principal executive offices and zip code)
(617) 468-4219
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BCAX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 9, 2025, Bicara Therapeutics Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). The stockholders considered two proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025. Of the 54,536,218 shares outstanding as of the record date, 47,737,314 shares or approximately 87%, were present or represented at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of the stockholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company's stockholders elected each of the following individuals to serve as class I directors for a three year term ending at the Company’s 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal, with the votes cast as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes

Kiran Mazumdar-Shaw	30,789,699	14,383,613	2,564,002

Jake Simson, Ph. D.	37,615,042	7,558,270	2,564,002

Ryan Cohlhepp, Pharm D.	44,751,607	421,705	2,564,002

Proposal 2: Ratification of KPMG LLP

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, with the votes cast as follows:

	Votes For	Votes Against	Votes Abstaining

Ratification of appointment of KPMG LLP	47,726,238	7,816	3,260

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 12th day of June, 2025.

Bicara Therapeutics Inc.

By:	/s/ Lara Meisner
Name:	Lara Meisner
Title:	Chief Legal Officer